Exhibit 23.2
CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM
Intelligent Systems Corporation
Norcross, GA
We hereby consent to the incorporation by reference in the registration statements Form S-8 No. 333-58134 and No. 333-32157 of our report dated March 28, 2008, relating to the consolidated financial statements of Intelligent Systems Corporation and Subsidiaries appearing in the company’s annual report on Form 10-K for the year ended December 31, 2008.
/s/ Tauber & Balser, P.C.
Tauber & Balser, P.C.
Atlanta, Georgia
March 25, 2009